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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report, dated February 19, 1999, accompanying the financial statements and schedule included in the Annual Report of Ortec International, Inc. (a development stage enterprise) on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ortec International, Inc. on Form S-8.





GRANT THORNTON LLP

New York, New York
June 16, 1999